Exhibit 99.1

FOR IMMEDIATE RELEASE

Document Security Systems, Inc. Closes $4.6 Million

Underwritten Public Offering of Common Stock

Rochester, N.Y., February 25, 2020 - Document Security Systems, Inc. (NYSE American: DSS), a leader in anti-counterfeit, authentication and diversion protection technologies, today announced that it has completed an underwritten public offering (the “Offering”) with gross proceeds of $4.6 million before deducting underwriting discounts and commissions and other estimated offering expenses. The Offering included 22,222,223 shares of the Company’s common stock, and 3,333,333 additional shares from the exercise of the underwriter’s purchase option to cover over-allotments at the public offering price of $0.18 per share. The Company intends to use the net proceeds from this offering to fund development of new business lines, to upgrade machinery and facilities, to service remaining commitments under the IP monetization business and for strategic growth initiatives. These include possible acquisitions or investments in complementary businesses, products, services, technologies or assets, as well as working capital and general corporate purposes.

Aegis Capital Corp. acted as sole bookrunner for the offering.

The Offering was made pursuant to an effective registration statement on Form S-1 (No. 333-236082) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on February 14, 2020. A final prospectus describing the terms of the proposed offering has been filed with the SEC and is available on the SEC’s website located at http://www.sec.gov.

Electronic copies of the final prospectus may be obtained by contacting Aegis Capital Corp., Attention: Syndicate Department, 810 7th Avenue, 18th floor, New York, NY 10019, by email at syndicate@aegiscap.com, or by telephone at (212) 813-1010.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Document Security Systems, Inc.

For over 15 years, DSS has protected corporations, financial institutions, and governments from sophisticated and costly fraud. DSS’ innovative anti-counterfeit, authentication, and brand protection solutions are deployed to prevent attacks which threaten products, digital presence, financial instruments, and identification. AuthentiGuard(R), the company’s flagship product, provides authentication capability through a smartphone application so businesses can empower a wide range of employees, supply chain personnel, and consumers to track their brands and verify authenticity. For more information on DSS visit http://www.dsssecure.com.

Investor Contact:

Bret Shapiro

CoreIR

(516) 222-2560

ir@dsssecure.com

Safe Harbor Disclosure

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements related to the Company’s intended use of proceeds and other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that may cause actual results or events to differ materially from those projected. These risks and uncertainties, many of which are beyond our control, include: risks relating to our growth strategy; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; risks relating to the results of development activities; our ability to attract, integrate and retain key personnel; our need for substantial additional funds; patent and intellectual property matters; competition; as well as other risks described in the section entitled “Risk Factors” in the prospectus and in the section entitled “Risk Factors” and elsewhere in our Annual Report on Form 10-K filed with the SEC on March 15, 2019 and in our other filings with the SEC, including, without limitation, our reports on Forms 8-K and 10-Q, all of which can be obtained on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.